Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
ONE MANHATTAN WEST
NEW YORK, NY 10001
________

TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com
January 23, 2026

Intel Corporation 2200 Mission College Boulevard Santa Clara, California 95054
Re:    Intel Corporation—Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special United States counsel to Intel Corporation, a Delaware corporation (the “Company”), in connection with the resale by the United States Department of Commerce (the “Selling Securityholder”) of (i) one or more warrants (collectively, the “Warrant”) to purchase up to 240,516,150 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) up to 673,839,150 shares of Common Stock (the “Resale Shares,” and together with the Warrant, the “Securities”), consisting of (x) 433,323,000 shares of Common Stock (the “New Shares”) and (y) 240,516,150 shares of

Intel Corporation
January 23, 2026

Common Stock issuable by the Company to the Selling Securityholder upon the exercise of the Warrant (the “Warrant Shares”). The Warrant and the New Shares were issued to the Selling Stockholder pursuant to the Warrant and Common Stock Agreement, dated as of August 22, 2025 (the “Purchase Agreement”), by and between the Company and the Selling Securityholder.
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-3ASR (File No. 333-292925) of the Company relating to the Common Stock, the Warrant and other securities of the Company filed on January 23, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)the prospectus, dated January 23, 2026 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)the prospectus supplement, dated January 23, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the resale of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(d)an executed copy of the Purchase Agreement;
(e)an executed copy of the Warrant;
(f)an executed copy of a certificate of Harry Demas, Assistant Corporate Secretary and Vice President, Corporate Securities & Governance of the Company, dated the date hereof (the “Secretary’s Certificate”);
(g)a copy of the Company’s Corrected Third Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of January 23, 2026 and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof (the “Certificate of Incorporation”);
(h)a copy of the Company’s Bylaws, as amended and restated, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof (the “Bylaws”); and
(i)a copy of certain resolutions of the Board of Directors of the Company, adopted on August 22, 2025, certified pursuant to the Secretary’s Certificate.

Intel Corporation
January 23, 2026

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholder and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Securityholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinions set forth in paragraph 2 below, we have assumed that (i) the Company received or will receive the consideration for the Securities set forth in the Transaction Documents and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such Securities, (ii) each issuance of the Resale Shares will be registered in the Company’s share registry and (iii) the Exercise Price (as defined in the Warrant) will be at least equal to the par value of the Warrant Shares at the time of exercise. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholder and others and of public officials, including the facts and conclusions set forth in the Certificate of Incorporation and the Secretary’s Certificate and the factual representations and warranties set forth in the Purchase Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on-Law”). The Purchase Agreement and the Warrant are referred to herein collectively as the “Transaction Documents.”
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.The Resale Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL.

2.The New Shares have been, and the Warrant Shares when issued upon exercise of the Warrant in accordance with its terms will be, validly issued, fully paid and nonassessable.

3.The Warrant constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.
The opinions stated herein are subject to the following assumptions and qualifications:

Intel Corporation
January 23, 2026

(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to either of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)we do not express any opinion with respect to the enforceability of any provision contained in the Warrant relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document that is not a Transaction Document;

(f)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Warrant, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(g)we do not express any opinion with respect to the enforceability of any provision of the Warrant to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(h)we call to your attention that irrespective of the agreement of the parties to either Transaction Document, a court may decline to hear a case on grounds of forum non conveniens

Intel Corporation
January 23, 2026

or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to either Transaction Document; and

(i)we do not express any opinion with respect to Section 15 of the Warrant to the extent that such section provides for a waiver of trial by jury.
In addition, in rendering the foregoing opinions we have further assumed that:
(a)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Securities: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 27, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries contained in such agreements or instruments), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Opined-on-Law);

(b)the Company’s issuance of the New Shares did not or does not, and of the Warrant Shares will not, (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 27, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments);

(c)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

Intel Corporation
January 23, 2026

(d)the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations, and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock.
This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP